EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G (or any amendments thereto) relating to the common stock of Eloxx Pharmaceuticals, Inc. is filed on behalf of each of us.

Dated:  August 14, 2026

Samsara BioCapital, L.P.

By:

Samsara BioCapital GP, LLC

Its:

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara BioCapital GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund, L.P.

By:

Samsara Opportunity Fund GP, LLC

Its:

General Partner

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

Samsara Opportunity Fund GP, LLC

By:

/s/ Srinivas Akkaraju

Name: Srinivas Akkaraju

Title: Managing Member

/s/ Srinivas Akkaraju

Srinivas Akkaraju